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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 6, 1997, included in Hub Group, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


                              /s/ ARTHUR ANDERSEN LLP

                              ARTHUR ANDERSEN LLP



Chicago, Illinois
September 11, 1997